Exhibit 99.1

Press Release

LECG CORPORATION REPORTS FIRST QUARTER 2006 RESULTS

First Quarter 2006 Expert and Professional Staff Revenues Grew 22% and EPS Was $0.22
EPS Excluding Acquisition Related Expenses was $0.23
LECG Appoints Chief Operating Officer

Emeryville, CA, May 2, 2006 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the first quarter ended March 31, 2006 and announced the appointment of a chief operating officer.

First Quarter 2006 Financial Results

Revenues for the first quarter of 2006 increased 21% to $84,464,000 from $69,721,000 for the first quarter of 2005. Expert and professional staff revenues increased 22%. Organic growth of expert and professional staff revenues was 10%.

Net income for the first quarter of 2006 was $5,520,000, or $0.22 per diluted share, 3% higher than net income of $5,353,000, or $0.22 per diluted share reported last year. Net income for the first quarter 2006 includes $317,000 of costs, or $0.01 per diluted share, in connection with our efforts to make a significant acquisition that did not go forward, as previously disclosed. For the first quarter of 2006, LECG began expensing share-based compensation in accordance with Financial Accounting Standards Board Statement No. 123(R) Share Based Payment (“123(R)”). First quarter 2006 net income includes share-based compensation of $1,621,000, or $0.04 per diluted share. First quarter 2006 net income excluding share-based compensation and expensed acquisition costs was $6,669,000, or $0.27 per diluted share. Diluted shares outstanding increased 4% to 25,041,000 in the first quarter of 2006 from 23,978,000 for the same period in 2005.

EBITDA(1) for the first quarter of 2006 was $10,631,000, a 6% increase over EBITDA of $10,069,000 in the first quarter of 2005. Adjusted EBITDA(2) was $12,569,000 for the first quarter, an increase of 23% over the $10,207,000 realized in the prior year period.

“I am very pleased with LECG’s first quarter results,” said LECG chairman, Dr. David Teece. “Our performance reflects strong client demand for our expert services, addressing complex high-status issues.”

Operating Metrics

LECG ended the first quarter 2006 with 1,178 employees and exclusive independent contractors, an increase of 2% from 1,151 as of December 31, 2005, and an increase of 24% from 948 as of March 31, 2005. Expert headcount increased to 368 from 348 as of December 31, 2005, and professional staff headcount decreased to 553 from 563. Professional staff utilization on a paid hours basis was 77% in the first quarter of both years.

Chief Operating Officer Appointed

The board of directors has appointed Michael J. Jeffery as chief operating officer of LECG Corporation, effective May 15, 2006. Mr. Jeffery has served on LECG’s board of directors since the company went public in November 2003 and has worked closely with Dr. David Teece and other members of senior management throughout his tenure as a board member. Mr. Jeffery has extensive corporate operating experience resulting from having held executive management positions in several international financial services companies including Standard Chartered PLC, Robert Fleming & Co., and Nikko Bank (UK) PLC.

“I am pleased to welcome Michael Jeffery to the executive management team,” said LECG chairman, Dr. David Teece. “I have worked closely with Michael for the past few years and believe he has the right experience as well as the understanding of our culture, belief in our mission, and a focus on bottom line performance to be immediately effective in his new role.”

2006 Fiscal Year Outlook

For 2006, LECG anticipates that revenues will be in the range of $334,000,000 to $338,000,000. Net income is expected to be in the range of $24,000,000 to $25,500,000, and net income per diluted share is expected to be in the range of $0.95 to $1.00, including share-based compensation, and excluding expensed acquisition costs of $0.01 per diluted share.

The expense in conjunction with the adoption of 123(R) is estimated to be $0.14 per diluted share for 2006, based on existing options outstanding. If 123(R) had been adopted at the beginning of 2005, net income per diluted share for 2005 would have been reduced by approximately $0.17 per diluted share.

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s first quarter 2006 financial results conference call, visit the company’s website www.lecg.com. The conference call begins at 5:00 pm Eastern time today. A replay of the call will also be available on the company’s website one hour after completion of the live broadcast.

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About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations as of today, May 2, 2006. There may be events in the future that the Company is not able to accurately predict or control, and they may cause actual results to differ materially from expectations. Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability. Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarter ended March 31, 2006 and 2005

(in thousands, except per share data)

(Unaudited)

	Quarter ended
	March 31,
	2006	2005

Revenue	$84,464	$69,721
Cost of services	(56,406)	(46,076)
Gross profit	28,058	23,645
Operating expenses:
General and administrative expenses	(17,397)	(13,550)
Depreciation and amortization	(1,463)	(1,116)
Operating income	9,198	8,979
Interest income	266	190
Interest expense	(126)	(55)
Other expense, net	(30)	(26)
Income before income tax	9,308	9,088
Income tax provision	(3,788)	(3,735)
Net income	$5,520	$5,353

Net income per share:
Basic	$0.23	$0.24
Diluted	$0.22	$0.22

Share amounts:
Basic	24,132	22,763
Diluted	25,041	23,978

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$32,228	$35,722
Accounts receivable, net of allowance of $699 and $666	102,431	94,299
Prepaid expenses	5,272	4,317
Deferred tax assets, net	1,510	1,745
Signing and performance bonuses —current portion	7,615	6,122
Other current assets	3,857	4,775
Total current assets	152,913	146,980
Property and equipment, net	10,908	10,791
Goodwill	81,008	77,133
Other intangible assets, net	10,072	10,865
Signing and performance bonuses —long-term	23,076	19,035
Deferred compensation plan assets	7,925	6,403
Other long-term assets	1,548	1,678
Total assets	$287,450	$272,885

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$48,537	$43,924
Accounts payable and other accrued liabilities	5,363	5,412
Payable for business acquisitions—current portion	5,032	6,510
Deferred revenue	2,144	2,427
Income taxes payable	4,461	3,961
Total current liabilities	65,537	62,234
Payable for business acquisitions—long-term	4,091	2,400
Deferred compensation plan	8,202	6,615
Deferred tax liabilities	989	989
Other long-term liabilities	5,557	5,581

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 24,356,412 and 24,243,482 shares outstanding at March 31, 2006 and December 31, 2005, respectively	24	24
Additional paid-in capital	145,479	144,171
Deferred equity compensation	—	(1,056)
Accumulated other comprehensive loss	(41)	(165)
Retained earnings	57,612	52,092
Total stockholders’ equity	203,074	195,066
Total liabilities and stockholders’ equity	$287,450	$272,885

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Quarter ended March 31, 2006 and 2005

(in thousands)

(Unaudited)

	Quarter ended
	March 31,
	2006	2005
Cash flows from operating activities
Net income	$5,520	$5,353

Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense	58	50
Depreciation and amortization of property and equipment	820	692
Amortization of other intangibles	643	424
Signing and performance bonuses paid	(7,951)	(3,241)
Amortization of signing and performance bonuses	2,052	1,802
Tax benefit from option exercises and equity compensation plans		623
Share- based compensation	1,621	138
Deferred rent	118	467
Other	(24)	(11)
Changes in assets and liabilities:
Accounts receivable	(8,190)	(8,343)
Prepaid and other current assets	(182)	(1,472)
Accounts payable and other accrued liabilities	450	2,114
Accrued compensation	4,970	(900)
Deferred revenue	(286)	261
Deferred compensation plan assets net of liabilities	65	(18)
Other assets	77	1
Other liabilities	57	603
Net cash used in operating activities	(182)	(1,457)
Cash flows from investing activities
Business acquisitions and earnout payments, net of acquired cash	(3,531)	(4,997)
Purchase of property and equipment	(941)	(1,477)
Other	31	1
Net cash used in investing activities	(4,441)	(6,473)
Cash flows from financing activities
Proceeds from secondary offering, net of offering costs	—	1,308
Exercise of stock options	412	385
Tax benefit from option exercises and equity compensation plans	593
Net cash provided by financing activities	1,005	1,693
Effect of exchange rates on changes in cash	124	(182)
Decrease in cash and cash equivalents	(3,494)	(6,419)
Cash and cash equivalents, beginning of year	35,722	42,082
Cash and cash equivalents, end of period	$32,228	$35,663

Supplemental disclosure
Cash paid for interest	$46	$7
Cash paid for income taxes	$2,802	$581
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$—	$250

LECG CORPORATION
EBITDA and Adjusted EBITDA

For the Quarter ended March 31, 2006 and 2005
(in thousands)

	Quarter ended
	March 31,
	2006	2005
Net income	$5,520	$5,353
Add back (subtract):
Provision for income tax	3,788	3,735
Interest income, net	(140)	(135)
Depreciation and amortization	1,463	1,116
EBITDA (1)	$10,631	$10,069

Adjustments to EBITDA
Share-based compensation	1,621	138
Expensed acquisition costs	317	—
Adjusted EBITDA (2)	$12,569	$10,207

(1)          EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization. The Company regards EBITDA as a useful measure of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(2)          Adjusted EBITDA is a non-GAAP financial measure defined by the Company as EBITDA as defined in (1) above adjusted for share-based compensation and expensed acquisition costs recognized in the first quarter of 2006. As is the case with EBITDA, this measure should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.